Exhibit 77I
The Eagle Tactical Allocation Fund, a series of the Eagle Series Trust, commenced operations on December 31, 2015. The series offers Class A, C, I, R-3, R-5, and R-6 shares.  The prospectus and statement of additional information contained in Post-Effective amendment No. 84 to Eagle Series Trust's Registration Statement (Accession Number 0000894189-16-008008) include the terms of the Class A, C, I, R-3, R-5, and R-6 shares of the Eagle Tactical Allocation Fund and are hereby incorporated by reference.